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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 16, 2001 included in this Form 10-K into the Registration Statements on Form S-8 (Nos. 333-33573, 333-64013 and 333-68173) of New Era of Networks, Inc. It should be noted that we have not audited any financial statements of New Era of Networks, Inc. subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                         ARTHUR ANDERSEN LLP

Denver, Colorado
  March 2, 2001.